UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012 (July 19, 2012)

American Learning Corporation

(Exact name of registrant as specified in its charter)

New York	0-14807	11-2601199
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Jericho Plaza, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 938-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 19, 2012, American Learning Corporation (the “Company”) received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company has regained compliance with Listing Rule 5550(a)(2) relating to the minimum bid price of the Company’s common stock (the “Shares”).

On June 1, 2012, the Company had received a deficiency letter from Nasdaq indicating that the Company’s Shares were subject to delisting from The Nasdaq Capital Market because the Company’s Shares had a bid price below the $1.00 minimum bid for 30 consecutive business days as required for continued listing.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 calendar days, or until November 27, 2012, to regain compliance with this requirement. Since then, the closing bid price of the Company’s Shares has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and the matter is now considered closed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release of American Learning Corporation, dated July 20, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEARNING CORPORATION

Date: July 20, 2012	By:	/s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of American Learning Corporation, dated July 20, 2012.

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